                                                                    EXHIBIT 99.3
                              FIRST CAPITAL, INC.
                        ANNUAL MEETING OF SHAREHOLDERS

                              ____________, 1999
                        ______________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints_______________________________, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of First Capital, Inc. ("First Capital") owned of record by the undersigned at the Annual Meeting of Shareholders, to be held on ____________, 1999, at __:00 p.m. local time, at ___________Corydon, Indiana, and at any and all adjournments and postponements thereof, as designated below with respect to the matters set forth below and described in the accompanying Joint Proxy Statement-Prospectus and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

     This proxy card will also be used to provide voting instructions to the trustees for any shares of common stock of First Capital allocated to participants under the First Federal Bank Employee Stock Ownership Plan.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 19, 1999, by and among First Capital, FC Acquisition Corp. and HCB Bancorp, pursuant to which FC Acquisition Corp. will merge with and into HCB Bancorp and each share of common stock, no par value per share, of HCB Bancorp will be converted into the right to receive 15.5 shares of common stock, par value $.01 per share, of First Capital, all on and subject to the terms and conditions contained therein

          FOR                    AGAINST                 ABSTAIN
          ---                    -------                 -------
          [_]                      [_]                      [_]

_____________________________________________________________________________

     2. The election as directors of all nominees listed (except as marked to the contrary below) .

          J. Gordon Pendleton    Mark D. Shireman      Dennis L. Huber    Gerald L. Uhl
          Samuel E. Uhl          Kenneth R. Saulman    John W. Buschmeyer

                                                         FOR ALL
          FOR                    VOTE WITHHELD           EXCEPT
          ---                    -------------           ------
          [_]                         [_]                 [_]

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below.

____________________________________________________________________________
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     3.   The approval of the First Capital, Inc. 1999 Stock-Based Incentive
          Plan.

          FOR                    AGAINST                 ABSTAIN
          ---                    -------                 -------
          [_]                      [_]                     [_]


_____________________________________________________________________________


     4. The ratification of the appointment of Monroe Shine & Co., Inc. as independent auditors for First Capital for the fiscal year ending June 30, 2000.

          FOR                    AGAINST                 ABSTAIN
          ---                    -------                 -------
          [_]                      [_]                      [_]

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         EACH OF THE LISTED PROPOSALS.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

     The undersigned acknowledges receipt from First Capital prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Joint Proxy Statement-Prospectus dated __________, 1999 and the Annual Report to Shareholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


                                    Dated:_______________________



                                    _____________________________
                                    SHAREHOLDER SIGN ABOVE



                                    _____________________________
                                    CO-HOLDER (IF ANY) SIGN ABOVE



                          __________________________


           PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.